Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

Re:  Arvida/JMB Partners, L.P. - II
     Commission File No.0-19245
     Form 8-K

Gentlemen:

Transmitted,  for  the  above-captioned  registrant,  is   the
electronically filed executed copy of registrant's current report on Form 8-K dated February 7, 2001.

Thank you.

Very truly yours,

ARVIDA/JMB PARTNERS, L.P. - II


By:   ARVIDA/JMB MANAGERS - II, INC.
     (The General Partner)


     By:  GAILEN J. HULL
          Gailen J. Hull, Vice President
          and Principal Accounting Officer



Enclosures
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549




                          FORM 8-K



                       CURRENT REPORT



           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): February 7, 2001




               ARVIDA/JMB PARTNERS, L.P. - II
   -------------------------------------------------------
   (Exact name of registrant as specified in its charter)




  Illinois                 0-19245                58-1809884
-------------------       --------------         -----------

   (State or other)      (Commission           (IRS Employer
   Jurisdiction of        File Number)        Identification No.)
    Organization



    900 N. Michigan Avenue, Chicago, Illinois  60611-1575
 -------------------------------------------------------------
                           ------
           (Address of principal executive office)




  Registrant's telephone number, including area code:  (312)
                          915-1987
  ------------------------------------------------------------









ITEM 5.  OTHER EVENTS

      The Partnership filed a proof of claim in a bankruptcy proceeding entitled In re: Landmark Land Co. of Florida, Inc., Civil Action No. 2-91-3291, Bankruptcy No. 91-05816 against the debtor, Landmark Land Co. of Florida, Inc. ("Landmark"), in the United States District Court for the District of South Carolina, Charleston Division. The Partnership's claim was for breach of a joint venture agreement and breach of contract, among other things, relating to the Palm Beach Polo property. The proof of claim, which was filed on March 6, 1992, sought damages, as well as pre and post-judgment interest, attorneys' fees and costs. The adversary proceeding commenced in August, 1993. The matter was tried to the Court over a five-week period ending in December, 1995. By order filed on June 30, 1999, the Court disallowed the Partnership's claim in bankruptcy in its entirety. The Court found Landmark responsible to the Partnership in the amount of $19,732 spent by the Partnership to landscape the berm at the property plus interest as provided by law. On January 20, 2000, the Court denied the Partnership's motion for a new trial and to modify the judgment. The Partnership filed an appeal from the
Court's order and judgment to the United States Court of Appeals for the Fourth Circuit. On January 10, 2001, the
Appellate Court affirmed the lower Court's ruling in all aspects. The Partnership has not decided whether it will seek further review of this matter. The Partnership has assigned its interest in any net proceeds (after payment of attorneys' fees and expenses) from a recovery on its claim to its lender. Landmark has filed with the Court a petition seeking payment by the Partnership of Landmark's attorneys' fees and expenses in the litigation in the amount of approximately $3.5 million. The parties have submitted briefs on the issue and the matter is awaiting a ruling by the Court.

      The Partnership has been named a defendant in a lawsuit filed on January 11, 1996 in the Circuit Court in and for the Eighteenth Judicial Circuit, Seminole County, Florida entitled Land Investment I, Ltd., Heathrow Land & Development Corporation, Heathrow Shopping Center Associates and Paulucci Investments v. Arvida/JMB Managers - II, Inc.,
Arvida/JMB Partners, L.P. - II, Arvida Company and JMB Realty Corporation. The complaint, as amended, includes counts for breach of the management
                              2
agreement, fraud in the inducement and conspiracy to commit fraud in the inducement, breach of the Heathrow partnership agreement and constructive trust in connection with the purchase and management of the Heathrow development. Plaintiffs seek, among other things, unspecified compensatory damages, punitive damages, prejudgment interest, attorneys' fees, costs, and such other relief as the Court deems appropriate. Substantial fact discovery has been conducted to date and the defendants expect further substantial discovery, both of fact and expert witnesses, to take place.

      On June 24, 1999 the Court granted partial summary judgment in favor of the plaintiffs against Arvida Company, finding that Arvida Company owed plaintiffs a fiduciary duty as a broker and advisor under the management agreement. The ruling did not reach the issue of the statute of limitations defense nor whether any such duties were owed in connection with the Partnership's acquisition of an interest in the Heathrow development through the Heathrow partnership.

      The parties filed other motions for summary judgment, some of which were argued before the Court on June 13, 2000. Plaintiffs' motion for summary judgment sought, among other things, a judgment that the Partnership owed plaintiffs a fiduciary duty in connection with the Partnership's acquisition of an interest in the Heathrow development through the Heathrow partnership; that Arvida/JMB Managers - II, Inc. and the Partnership are liable for breach of the Heathrow partnership agreement; that the negotiations for the sale of the Heathrow development by plaintiffs to the Heathrow partnership were not arm's-length; and that defendants must pay to plaintiffs the difference between the alleged fair market value of the property and the purchase price set forth in the contract. The Partnership and the other defendants filed various motions for summary judgment to dismiss various claims against them. On September 22, 2000, the Court issued an order denying the various motions for summary judgment. Currently, the parties are engaged in discovery and motion practice related thereto. The Court has not set a date for trial of this matter. The Partnership intends to defend itself vigorously and believes that it has meritorious defenses.

                              3
     ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

               (a)  Financial Statements.
                    Not applicable.

               (b)  Pro Form Financial Information.
                    Not applicable.

               (c)  Exhibits.
                    None.








































                              4


                         SIGNATURES

      Pursuant to the requirements of the Securities  Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           BY:  ARVIDA/JMB MANAGERS - II, INC.
                                    (The General Partner)



                                 ____________________________
                                   By:   GAILEN J. HULL
                                        Gailen J. Hull
                                        Vice President
                                        Principal  Accounting
                                        Officer











Date:  February 7,2001





















                              5